Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-239042), the Registration Statement on Form S-8 (No. 333-253998), and the Registration Statement on Form S-3ASR (333-257637) of Shift4 Payments, Inc. of our report dated March 1, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 1, 2022